THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO EFFECTIVE REGISTRATION UNDER SAID ACT OR SUCH STATE SECURITIES LAWS OR IN A TRANSACTION WHICH, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO GLENGATE APPAREL, INC., QUALIFIES AS AN EXEMPT TRANSACTION UNDER SAID ACT AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER OR SUCH STATE SECURITIES LAWS.


                           STOCK SUBSCRIPTION WARRANT

                  To Purchase 85,000 Shares of Common Stock of

                GlenGate Apparel, Inc., a New Jersey Corporation
                                 (the "Company")

                    DATE OF INITIAL ISSUANCE: August 23, 1996


         THIS CERTIFIES THAT, for value received, The Koffman Group, Inc., as principal and agent, or registered assigns (hereinafter called the "Holder") is entitled to purchase from the Company during the Term of this Warrant at the times provided for herein, the number of shares of Common Stock, par value $.001 per share, of the Company (the "Common Stock") as specified herein, at the Warrant Price (as hereinafter defined), payable in the manner specified herein. The exercise of this Warrant shall be subject to the provisions, limitations and restrictions herein contained.

1.       Definitions.

         For all purposes of this Warrant, the following terms shall have the meanings indicated

         1.1 Common Stock - shall mean and include the Company's authorized Common Stock, par value $.001 per share, as constituted at the date hereof, and shall also include any capital stock of any class of the Company hereafter authorized which has the right to participate in the distribution of earnings and assets of the Company without limit to amount or percentage.

         1.2 Securities Act - the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         1.3 Term of this Warrant - shall mean the period beginning on August 23, 1996 and ending at 5:00 P.M., New Jersey time, on September 30, 1997.

         1.4      Warrant Price - is defined in Section 2.1 hereof.

         1.5 Warrant Rights - the rights of the Holder to purchase shares of Common Stock upon exercise of this Warrant, which rights shall not relate to shares of Common Stock already purchased pursuant to this Warrant.

         1.6 Warrant Shares - shares of Common Stock purchased or purchasable by the Holder of this Warrant upon the exercise hereof.

2.       Exercise of Warrant.

         2.1 Right to Exercise. At any time and from time to time during the Term of this Warrant, the Holder may exercise this Warrant, in whole or in part to purchase the number of shares of Common Stock set forth on the cover page hereof, subject to adjustment as provided in Section 5. The Warrant Price shall be $1.00 per share subject to adjustment as provided in Section 5 and shall be paid in cash.

         2.2 Procedure for Exercise of Warrant. To exercise this Warrant the Holder shall deliver to the Company at its office referred to in Section 9 hereof at any time and from time to time during the Term of this Warrant: this Warrant, together with the Notice of Exercise in the form attached hereto and the payment of the aggregate Warrant Price with respect to the Warrants exercised. In the event of any exercise of these rights represented by this Warrant, a certificate or certificates for the shares of Common Stock so purchased, registered in the name of the Holder or such other name or names as may be designated by the Holder, shall be delivered to the Holder hereof within a reasonable time, not exceeding fifteen (15) days, after the rights represented by this Warrant shall have been so exercised. The person in whose name any certificate for shares of Common Stock is issued upon exercise of this Warrant shall for all purposes be deemed to have become the holder of record of such shares on the date on which the Notice of Exercise was delivered and payment of the Warrant Price and any applicable taxes was made, irrespective of the date of delivery of such certificate, except that, if the date of such delivery and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open. In the event this Warrant is exercised in part, a new Warrant for the balance of shares of Common Stock purchasable shall be issued to the Holder.

         2.3 Transfer Restriction Legend. Each certificate for Warrant Shares shall bear the following legend (and any additional legend required by (i) any applicable state securities laws and (ii) any securities exchange upon which such Warrant Shares may, at the time of such exercise, be listed) on the face thereof unless at the time of exercise such Warrant Shares shall be registered under the Securities Act:

"THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO EFFECTIVE REGISTRATION UNDER SAID ACT OR SUCH STATE SECURITIES LAWS OR IN A TRANSACTION WHICH, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO GLENGATE APPAREL, INC., QUALIFIES AS AN EXEMPT TRANSACTION UNDER SAID ACT AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER OR SUCH STATE SECURITIES LAWS."

Any certificate issued at any time in exchange or substitution for any certificate bearing such legend (except a new certificate issued upon completion of a public distribution under a registration statement of the securities represented thereby) shall also bear such legend unless, in the opinion of counsel for the holder thereof (which counsel shall be reasonably satisfactory to counsel for the Company) the securities represented thereby are not, at such time, required by law to bear such legend.

3. Covenants as to Common Stock. The Company covenants and agrees that all shares of Common Stock that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance and receipt by the Company of the Warrant Price, be validly issued, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof. The Company further covenants and agrees that it will pay when due and payable any and all federal and state taxes which may be payable in respect of the issue of this Warrant, or any Common Stock or certificates therefor issuable upon the exercise of this Warrant. The Company further covenants and agrees that the Company will at all times have authorized and reserved, free from preemptive rights, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant. The Company further covenants and agrees that if any shares of capital stock to be reserved for the purpose of the issuance of shares upon the exercise of this Warrant require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued or delivered upon exercise, then the Company will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be. If and so long as the Common Stock issuable upon the exercise of this Warrant is listed on any national securities exchange, the Company will, if permitted by the rules of such exchange, list and keep listed on such exchange, upon official notice of issuance, all shares of such Common Stock issuable upon exercise of this Warrant.

4.       Ownership.

         4.1 Register; Transfer or Exchange of Warrants. The Company shall keep at its office maintained in Mountainside, New Jersey a register in which the Company shall provide for the registration of Warrants and for the registration of transfer of Warrants. The Holder of any Warrant may, at its option and either in person or by duly authorized attorney, surrender the same for registration of transfer or exchange at such office and, without expense to such Holder (other than transfer taxes, if any), receive in exchange therefor a new Warrant or Warrants, dated as of the date to which transfer is effectuated, for the same aggregate amount of shares as the Warrant or Warrants so surrendered for transfer or exchange and each registered in such name or names as may be designated by such Holder. Every Warrant so made and delivered in exchange for any Warrant shall in all other respects be in the same form and have the same terms as the Warrant so surrendered for transfer or exchange.

         4.2 Ownership of This Warrant. The Company may deem and treat the person in whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary until presentation of this Warrant for registration or transfer as provided in this Section 4.

         4.3 Transfer and Replacement. This Warrant and all rights hereunder are, subject to applicable federal and state securities laws, transferable in whole or in part upon the books of the Company by the Holder hereof in person or by duly authorized attorney, and a new Warrant or Warrants, of the same tenor as this Warrant but registered in the name of the transferee or transferees shall be made and delivered by the Company upon surrender of this Warrant duly endorsed. No Warrant may be sold, transferred or otherwise disposed of by the Holder in the absence of registration of the Warrant under the Securities Act and state securities laws, or an exemption therefrom. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft or destruction, and, in such case, of indemnity or security reasonably satisfactory to it, and upon surrender of this Warrant if mutilated, the Company will make and deliver a new Warrant of like tenor, in lieu of this Warrant; provided that if the Holder hereof is an instrumentality of a state or local government or an institutional holder or a nominee for such an instrumentality or institutional holder, an irrevocable agreement of indemnity by such Holder shall be sufficient for all purposes of this Section 4, and no evidence of loss or theft or destruction shall be necessary. This Warrant shall be promptly canceled by the Company upon the surrender hereof in connection with any transfer or replacement. Except as otherwise provided above, in the case of the loss, theft or destruction of a Warrant, the Company shall pay all expenses, taxes and other charges payable in connection with any transfer or replacement of this Warrant, other than stock transfer taxes (if any) payable in connection with a transfer of this Warrant, which shall be payable by the Holder.

5. Adjustment of Warrant Price and Number of Shares. The number of shares of Common Stock purchasable upon the exercise of this Warrant shall be 85,000 and the Warrant Price shall be $1.00 per share, subject to adjustment upwards or downwards from time to time upon the happening of certain events, as follows:

         5.1 Adjustments. The number of shares of Common Stock purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment as follows:

                  (a) In case the Company shall (i) pay a dividend on the Common Stock in additional shares of equity securities of the Company, (ii) subdivide or reclassify its outstanding Common Stock, (iii) combine its outstanding Common Stock into a smaller number of shares of Common Stock, (iv) issue securities of the Company which are convertible into shares of Common Stock at a per share price of less than the lesser of the then current (I) Current Market Price or
(II) Warrant Price, or (v) distribute to all holders of Common Stock at a per share price of less than the lesser of the then current (I) Current Market Price or (II) Warrant Price, the number of shares of Common Stock purchasable upon exercise of this Warrant immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive, upon exercise of this Warrant, the kind and number of shares of Common Stock or other securities of the Company which it would have owned or would have been entitled to receive after the happening of any of the events described above had this Warrant in fact been exercised immediately prior to the happening of such event (or any record date with respect thereto). Any adjustment made pursuant to this paragraph (a) shall become effective immediately after the effective date of such event and such adjustment shall be retroactive to the record date, if any, for such event.

                  (b) No adjustment in the number of shares of Common Stock purchasable hereunder or the Warrant Price thereof shall be required unless such adjustment would require an increase or decrease of at least one percent in the number of shares of Common Stock then purchasable upon the exercise of the Warrant; provided, however, that any adjustments which by reason of this paragraph (b) are not required to be made immediately shall be carried forward and taken into account in any subsequent adjustment. In calculating any adjustment hereunder, the Warrant Price shall be calculated to the nearest $.0001.

                  (c) Whenever the number of shares of Common Stock purchasable upon the exercise of this Warrant is adjusted as herein provided, the Warrant Price payable upon exercise of this Warrant shall also be adjusted by multiplying such Warrant Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of shares of Common Stock purchasable upon the exercise of this Warrant immediately prior to such adjustment, and of which the denominator shall be the number of shares of Common Stock so purchasable immediately after such adjustment, such that at all times the aggregate Warrant Price shall equal $85,000.

                  (d) Except as provided in Section 5.1 (a), no adjustment with respect to any ordinary dividends (made out of current earnings) on shares of Common Stock shall be made during the term of this Warrant or upon the exercise of this Warrant.

                  (e) Whenever the number of shares of Common Stock purchasable upon the exercise of this Warrant or the Warrant Price is adjusted as herein provided, the Company shall cause to be promptly mailed to the Holder, notice of such adjustment or adjustments and a certificate setting forth the number of shares of Common Stock purchasable upon the exercise of this Warrant and the Warrant Price after such adjustment, a brief statement of the facts requiring such adjustment and the computation by which such adjustment was made.

         5.2 Adjustment for Consolidation, Merger, Sale of Assets, Reorganization and the Like. In case the Company (a) shall consolidate with or merge into any other person and shall not be the continuing or surviving corporation of such consolidation or merger, (b) shall permit any other person to consolidate with or merge into it and the Company shall be the continuing or surviving person but, in connection with such consolidation or merger, the Common Stock shall be changed into or exchanged for stock or other securities of any other person or cash or any other property, or (c) shall transfer all or substantially all of its properties or assets to any other person, then proper provision shall be made so that, upon the basis and the terms and in the manner provided in this Warrant, the Holder, upon the exercise of this Warrant in accordance herewith, shall be entitled to receive (at the aggregate exercise price in effect at the time of the consummation of such transaction for all of the shares of Common Stock), in lieu of the shares of Common Stock that would have been issuable to the Holder upon the exercise of this Warrant, the stock and other securities, cash or property to which the Holder would have been entitled upon consummation of such transaction if the Holder had exercised the rights represented by this Warrant immediately prior thereto and participated in such transaction as a holder of Common Stock of the Company, in each case subject to adjustments (subsequent to such transaction) as nearly equivalent as possible to the adjustments provided for in this Section 5.

         5.3 Definition of Current Market Price. For purposes of this Section 5, the term "Current Market Price" shall mean, on any date specified herein, (a) if the Common Stock is listed or admitted to trading on any national securities exchange, the highest price obtained by taking the arithmetic mean over a period of thirty consecutive trading days ending the second trading day prior to such date of the average, on each such trading day, of the high and low sale price of shares of Common Stock or if no such sale takes place on such date, the average of the highest closing bid and lowest closing asked prices thereof on such date, in each case as officially reported on all national securities exchanges on which the Common Stock is then listed or admitted to trading, or (b) if no shares of Common Stock are then listed or admitted to trading on any national securities exchange, the highest closing price thereof on such date in the over-the-counter market as shown by the NASDAQ National Market System or, if no such shares of Common Stock are then quoted in such system, as published by the National Quotation Bureau, Incorporated or any similar successor organization, and in either case as reported by any member firm of the New York Stock Exchange selected by the Company. If no shares of Common Stock are then listed or admitted to trading on any national securities exchange and if no closing bid and asked prices thereof are then so quoted or published in the over-the-counter market, "Current Market Price" shall mean the fair value per share of Common Stock, as of a date which is 15 days preceding the date as of the determination is to be made, in each case, as determined in good faith by the Board of Directors of the Company.

6. Notice of Extraordinary Dividends. If the Board of Directors of the Company shall declare any dividend or other distribution on its Common Stock except out of earned surplus or by way of a stock dividend payable in shares of its Common Stock, the Company shall mail notice thereof to the Holder not less than fifteen
(15) days prior to the record date fixed for determining shareholders entitled to participate in such dividend or other distribution, and the Holder hereof shall not participate in such dividend or other distribution unless this Warrant is exercised, in whole or in part, pursuant to Section 2.1 of this Warrant, and is exercised prior to such record date. The provisions of this Section 6 shall not apply to distributions made in connection with transactions covered by
Section 5.

7. Fractional Shares. Fractional shares shall not be issued upon the exercise of this Warrant but in any case where the Holder would, except for the provisions of this Section 7, be entitled under the terms hereof to receive a fractional share upon the exercise of this Warrant, the Company shall, upon the exercise of this Warrant, pay a sum in cash equal to the excess of the value of such fractional share (determined in such reasonable manner as may be prescribed in good faith by the Board of Directors of the Company).

8. Notices. Any notice or other document required or permitted to be given or delivered to the Holder or the Company shall be effected on the seventh day following delivery to the United States Post office, proper postage prepaid, sent by certified or registered mail return receipt requested, or on the day delivered by hand and receipted, or on the second business day after delivery to a recognized overnight courier service, addressed to the Holder at the address thereof specified in the Capitalization Agreement or to such other address as shall have been furnished to the Company in writing by the Holder or the Company at the address thereof specified in the Capitalization Agreement or to such other address as shall have been furnished in writing to the Holder by the Company.

9. No Rights as Stockholder; Limitation of Liability. This Warrant shall not entitle the Holder to any of the rights of a shareholder of the Company. No provision hereof, in the absence of affirmative action by the Holder to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the Warrant Price hereunder or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

10. Law Governing. This Warrant shall be governed by, and construed and enforced in accordance with, the laws of the State of New Jersey.

11. Miscellaneous. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party (or any predecessor in interest thereof) against which enforcement of the same is sought. The headings in this Warrant are for purposes of reference only and shall not affect the meaning or construction of any of the provisions hereof.

                  IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its Chief Operating officer and Secretary, and has caused its corporate seal to be affixed hereunto.

                                                          GLENGATE APPAREL, INC.


                                                   By: /s/ Richard J. Martinelli
                                                   -----------------------------
                                                           Richard J. Martinelli
                                                         Chief Operating Officer

                                                          By: /s/ Norman Britman
                                                          ----------------------
                                                                  Norman Britman
                                                                       Secretary

                         [FORM OF ELECTION TO EXERCISE]

                   To be executed by the registered holder if such holder desires to exercise the Warrant


To:      GlenGate Apparel, Inc.
         207 Sheffield Street
         Mountainside, New Jersey 07092

         The undersigned hereby irrevocably elects to exercise the Warrant to purchase shares of Common Stock issuable upon the exercise of such Warrant and requests that Certificate for such shares be issued in the name of:

-----------------------------------------------------------------
                           (Please print name and address)
-----------------------------------------------------------------
         (Please insert social security or other identifying number)

-----------------------------------------------------------------
                  (Please insert number of shares exercised)
-----------------------------------------------------------------
         (Please specify whether payment is in cash or Debentures)

If such number of shares of Common Stock shall not be all the shares of Common Stock evidenced by the accompanying Warrant, a new Warrant for the balance remaining of such shares of Common Stock shall be registered in the name of and delivered to:


-----------------------------------------------------------------
                           (Please print name and address)

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(Please insert social security or other identifying number)

Dated:____________, 19__

                                    [HOLDER]



                                                     By:_______________________